CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1, of our report dated May 7, 2021, relating to the balance sheet of AdMy Technology Group, Inc. as of February 25, 2021, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from January 25, 2021 (inception) through February 25, 2021, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
May 7, 2021